UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2017

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other	(Commission File	(l.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

64 Sidney Street
Cambridge, MA	02139
(Address of	(Zip Code)
principal executive
offices)

Registrant’s telephone number, including area code: (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On September 14, 2017, the Compensation Committee of our Board of Directors (the “Committee”), based upon input from our independent compensation advisors, Frederic W. Cook & Co., Inc., approved amendments to the employment agreements of the members of our executive management in order to harmonize certain discrepancies identified across such employment agreements during our review and align such benefits more closely with those provided by our peer companies.   These amendments were the result of our regularly scheduled review of executive compensation of peer group companies and in accordance with the Committee’s compensation review plan for 2017.

To implement the approved modifications, on August 1, 2017, at a regularly scheduled meeting, the Committee approved the amendments to the employment agreements with each of the following executive officers.  On September 14, 2017, we entered into an amendment with Dominick C. Colangelo, our President and Chief Executive Officer and an amended and restated employment agreement with Daniel Orlando, our Chief Operating Officer, and on September 15, 2017, we entered into an amended and restated employment agreement with Gerard Michel, our Chief Financial Officer and Vice President of Corporate Development.

In addition to reflecting Mr. Colangelo’s current base salary and target bonus, the amendment to the employment agreement with Mr. Colangelo, (i) amends the definition of “Change in Control” to include the replacement of a majority of the Board during any twelve (12) month period, (ii) amends the definition of “Good Reason” in part by a change in location of Mr. Colangelo’s locus of employment of more than fifty (50) miles, (iii) increases the bonus and benefits portion of the change in control payment Mr. Colangelo is eligible to receive in the event Mr. Colangelo is terminated by the Company without cause or resigns for good reason during the change in control protection period, (iv) extends the change in control protection period from twelve (12) months to eighteen (18) months of a change in control event, and (v) increases the non-solicitation and non-competition period to eighteen (18) months in the case of a termination that occurs during a change in control period.

The amended and restated employment agreements with Mr. Michel and Mr. Orlando, in addition to reflecting the executive’s current base salary and target bonus opportunity and existing customary benefits including discretionary equity compensation, reimbursement of expenses and paid time off in addition to customary fringe benefits, (i) continue to provide for termination of the executive without breach upon death, disability, good reason or with or without cause, (ii) provide for an additional payment if the executive’s employment is terminated without cause or for good reason, (iii) added a change in control payment to the executive in the event the executive is terminated by the Company within eighteen (18) months of a change in control event, and (iv) obligates the executive to abide by certain restrictive covenants as described therein.

The foregoing summary of the amendments to the employment agreements with our executive officers does not purport to be complete and is qualified in its entirety by reference to the amendments, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Executive Employment Agreement by and between Dominick C. Colangelo and the Company, dated September 14, 2017.

10.2	Amended and Restated Employment Agreement by and between Daniel Orlando and the Company, dated September 14, 2017.

10.3	Amended and Restated Employment Agreement by and between Gerard Michel and the Company, dated September 15, 2017.

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Executive Employment Agreement by and between Dominick C. Colangelo and the Company, dated September 14, 2017.

10.2	Amended and Restated Employment Agreement by and between Daniel Orlando and the Company, dated September 14, 2017.

10.3	Amended and Restated Employment Agreement by and between Gerard Michel and the Company, dated September 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: September 19, 2017	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President Corporate Development